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                                                                     Exhibit 23

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
United National Bancorp:

We consent to incorporation by reference in Registration Statements No. 333-100937, No.333-68174 and No. 333-78377 of United National Bancorp, of our report dated January 21, 2003, relating to the consolidated balance sheets of United National Bancorp and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is included in the December 31, 2002 Annual Report on Form 10-K of United National Bancorp.

Our report refers to United National Bancorp's adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" effective December 31, 2002.

                                    KPMG LLP

/s/ KPMG LLP

Short Hills, New Jersey

March 18, 2003